UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2026

CPS TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-16088	04-2832509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 South Worcester Street, Norton, Massachusetts		02766
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		508-222-0614

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4( c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPSH	NASDAQ Capital Market

Item 5.02 Appointment of Certain Officers

   On May 4, 2026, CPS Technologies Corp. (the "Company") issued a press release announcing the appointment of Christopher S. Fraser as its Chief Financial Officer. He will assume his responsibilities on May 18, 2026 from Charles K. Griffith Jr., who will be retiring at the end of May.

Mr. Fraser, age 63, most recently served as Controller within Precision Castparts Corp. from March 2025 to May 2026, a subsidiary of Berkshire Hathaway, where he led financial operations across three manufacturing plants producing aluminum castings for aerospace applications. Previously, as Executive in Residence at the Advanced Regenerative Manufacturing Institute from June 2024 to March 2025, he was CFO for early-stage ventures funded through federal grants and SBIR programs. Earlier from March 2001 to June 2024, he served in senior finance positions for A.W. Chesterton, a global manufacturer of engineered products, and Oxford Instruments America, a supplier of high-technology tools for research and industry. He began his career at Deloitte in London, England, where he qualified as a chartered accountant. Mr. Fraser holds a Bachelor of Science in Economics from the University of Warwick in the United Kingdom.

Upon the commencement of his employment, Mr. Fraser will receive an annual salary of $270,000 and be eligible to participate in the Company’s annual bonus program beginning with the 2026 fiscal year. Mr. Fraser will receive a stock option grant for the purchase of 60,000 shares of common stock of the Company, par value $0.01 per share (the "Common Stock") at an exercise price per share  to be determined based on the closing price of Common Stock on the date of issuance, which options will vest on each anniversary of the date of grant in four installments of 25% per year over a four year period. Mr. Fraser also will be eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as all other Company employees. Mr. Fraser’s offer letter is attached hereto as Exhibit 10.1.  Mr. Fraser will also receive a $25,000 relocation payment, subject to the terms and conditions of the Relocation Agreement attached hereto as Exhibit 10.2. Mr. Fraser entered into the Company’s standard Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement which provides for the assignment of inventions, discoveries and improvements to the Company, attached hereto as Exhibit 10.3.

Mr. Fraser entered into an executive severance agreement with the Company (the “COC Agreement”). The COC Agreement provides for 12 months of salary continuation (the “Salary Continuation Period”) in the event of Mr. Fraser’s termination (other than for "Cause") in connection with a change of control of the Company. During the Salary Continuation Period, so long as COBRA continuation coverage is timely and properly elected by Mr. Fraser, the Company has agreed to reimburse Mr. Fraser for the Company paid portion for the cost of coverage that is in effect for the Salary Continuation Period, which reimbursements shall continue until the earlier of (i) the end of the Salary Continuation Period and (ii) the termination of Mr. Fraser’s COBRA continuation coverage. Further, in the event Mr. Fraser is terminated in connection with a change of control and subject to certain requirements, the vesting and exercisability for any outstanding and unvested stock options held by Mr. Fraser at that time shall accelerate in full so that all outstanding and unvested stock options shall become vested and exercisable. The COC Agreement also provides for indemnification of Mr. Fraser under certain circumstances.

In addition to the provisions provided above, and in connection with the Salary Continuation Period, the COC Agreement also subjects Mr. Fraser to certain non-competition and non-solicitation provisions during his employment with the Company and for twelve (12) months following the date of his termination from the Company, provided that the non-competition provision shall not limit Mr. Fraser from being involved in certain non-competitive portions businesses that may otherwise be deemed competitive under the COC Agreement. Mr. Fraser has also agreed to adhere to a non-disparagement clause for the period of his employment and following his termination.  The COC Agreement is attached hereto as Exhibit 10.4.

The foregoing summaries of the Offer Letter, Relocation Agreement, Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement and COC Agreement do not purport to be complete and are qualified in their entirety by reference to the Agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

There are no family relationships between Mr. Fraser and any director or executive officer of the Company, no arrangements or understandings exist between him and any other person pursuant to which he was selected as an officer of the Company, and there are no transactions between Mr. Fraser and the Company in which Mr. Fraser has or will have a material interest.

The full text of the press release announcing Mr. Fraser’s appointment and Mr. Griffith’s retirement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Offer Letter
10.2	Relocation Agreement
10.3	Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement
10.4	Change of Control Agreement
99	Press Release dated May 4, 2026 announcing the selection of Christopher S. Fraser as its Chief Financial Officer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CPS Technologies Corp. (Registrant)
Date: May 8, 2026	/s/ Charles K. Griffith Jr. Charles K. Griffith Jr. Chief Financial Officer